Fourth Quarter Interim
December  10, 2008
Filed by A. O. Smith Corporation
pursuant to Rule 425 under the
Securities Act of 1933, as amended, and
deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of
1934, as amended.
Subject Company: A. O. Smith
Corporation
Subject Company’s Commission File
No.: 1-475
Exhibit 99.2

Forward Looking Statements
This presentation contains statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally can be identified by the use of words such as  “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or words of similar meaning.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release.  Factors that could cause such a variance include, among others,  the following:  significant volatility in raw material prices; competitive pressures on the company’s businesses;
instability in the company’s electric motor and water products markets; further weakening in housing construction; further weakening in commercial construction; a further slowdown in the Chinese economy; expected restructuring costs and savings realized; or further adverse changes in general economic conditions; the failure of A. O. Smith or Smith
Investment stockholders to approve the proposed merger; the outcome of the proposed transaction, if completed; the ability to satisfy the conditions to the proposed transaction; the impact of the proposed transaction or any other transaction on A. O. Smith’s or Smith Investment’s respective businesses, and the possibility of adverse publicity or litigation and the outcome thereof and the costs and expenses associated therewith.
Forward-looking statements included in this conference call are made only as of the date of this presentation, and the company is under no obligation to update these statements to reflect subsequent events or circumstances.  All subsequent written and oral forward-looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements.
This presentation contains certain non-GAAP financial measures as that term is defined by the SEC.  Non-GAAP financial measures are generally identified by “Adjusted” (Adj.) or “Before Restructuring”.

3 Revised Fourth Quarter Forecast GAAP earnings per share at $.15 to $.25 Implications for full year: $2.63 to $2.73 Full year cash flow expected to be about $140 million

As We See it Today
Fourth quarter order rates down
dramatically in both businesses, including
China
Consumers react to credit crisis by cutting
spending
Channel inventory levels driven down as
customers conserve cash
Order volumes not expected to bounce
back in December (no pre-buy ahead of
price increases)

5 Our Countermeasures Conserve Cash December production schedules reduced Discretionary SG&A spending eliminated Core restructuring and growth projects will remain on track

Implications for 2009
Many moving parts
Opportunities
– Pricing/materials balance
– EPC restructuring benefits of $15 million
– China demand buoyed by stimulus package
– New product introductions
Risks
– Global recession continues
– Pricing/materials balance
– Commercial volumes
– Discretionary replacement volumes

Merger with SICO
SICO will merge into wholly-owned
subsidiary of AOSmith
SICO shareholders will hold AOSmith
shares directly
Benefits to AOSmith
Potential increase public float
Reduction in total shares outstanding
Several corporate governance enhancements
Essentially all costs paid by SICO
Transaction expected to close in Q2 2009

8 Fourth Quarter Conference call: Thursday, January 22, 2009 10 am Eastern Time